UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report

June 4, 2008

PIPELINE DATA INC.

(Exact name of small business issuer in its charter)

Delaware	7389	13-3953764
(State or jurisdiction of incorporation or organization)	(Primary Standard Indus. Classification Code Number)	(I.R.S. Employer Identification No)

1515 Hancock Street, Suite 301, Hancock Plaza

                Quincy, Massachusetts 02169

(617) 405-2600

(Address and telephone number of principal executive offices)

MacAllister Smith

1515 Hancock Street, Suite 301, Hancock Plaza

Quincy, Massachusetts 02169

(617) 405-2600

(Name, address and telephone number of agent for service)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On Friday, May 16th, Pipeline Data Inc., PPDA and COCARD(R) Marketing Group, LLC (“COCARD”) signed a Definitive Merger Agreement for Pipeline to acquire COCARD for approximately $79.5 million in cash and notes plus future considerations based on performance. COCARD is a Nashville, Tennessee-based merchant services provider comprised of 73 independent sales offices catering primarily to small and medium-sized retail accounts. COCARD processes over $3 billion of credit card transactions annually from its base of over 26,000 merchants. The full text of the merger agreement is set forth in Exhibit 99.1 hereto.

The information in this Form 8-K is being furnished pursuant to Item 1.01 “Entry into a Material Definitive Agreement” shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 7.01 REGULATION FD DISCLOSURE

On Friday, May 16th, Pipeline Data Inc., PPDA and COCARD(R) Marketing Group, LLC (“COCARD”) signed a Definitive Merger Agreement for Pipeline to acquire COCARD for approximately $79.5 million in cash and notes plus future considerations based on performance. COCARD is a Nashville, Tennessee-based merchant services provider comprised of 73 independent sales offices catering primarily to small and medium-sized retail accounts. COCARD processes over $3 billion of credit card transactions annually from its base of over 26,000 merchants.

Pipeline Data has received a senior secured debt proposal of $90 million for the funding of the transaction led by a Fortune 10 financial institution, of which approximately $70 million will be available to support the purchase. Pipeline has also received a proposal for the equity component of the transaction in the amount of approximately $50 million. In addition to funding the COCARD acquisition, the funds will reduce Pipeline’s current cost of capital and enable the company to properly rationalize its balance sheet in coordination with the transaction. The COCARD transaction, among other matters, is subject to the approval of the proposed financing institutions. At this time, Pipeline has elected to defer its previously announced merger with Innovative Resource Alliance. The full text of the press release is set forth in Exhibit 99.2 hereto.

The information in this Form 8-K and the attached Exhibit is being furnished pursuant to Item 7.01 “Regulation FD Disclosure” shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pipeline Data Inc.
Dated:	June 2, 2008	By:	/s/ MacAllister Smith
		Name:	MacAllister Smith
		Title:	Chief Executive Officer